Exhibit 99.1

NEWS

INVESTOR CONTACT: (818) 225-3550
David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS APRIL 2007 OPERATIONAL RESULTS

CALABASAS, CA (May 9, 2007) — Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended April 30, 2007.  Key operational results included the following:

•                  Mortgage loan fundings for the month of April totaled $40 billion, an increase of 11 percent from April 2006.

—           On a consolidated basis, Countrywide funded $2.7 billion in pay-option loans during the month as compared to $6.7 billion in April 2006.  Year-to-date fundings for pay-option loans totaled $12.3 billion, as compared to $28.4 billion for the same prior year period.  These amounts include pay-option loans that have a fixed rate for five years, which totaled $1.3 billion in April 2007 and $3.7 billion year-to-date.

•                  Average daily mortgage loan application activity for April 2007 was $3.1 billion, up 20 percent from April 2006.  The mortgage loan pipeline was $69 billion at April 30, 2007 as compared to $64 billion at April 30, 2006.

•                  The mortgage loan servicing portfolio continued to grow, totaling $1.4 trillion at April 30, 2007.  This is an increase of $207 billion, or 18 percent, from April 30, 2006.

•                  Banking Operations’ assets were $86 billion at April 30, 2007, which compares to $79 billion at April 30, 2006.

•                  Securities trading volume in the Capital Markets segment of $309 billion for April 2007 was 10 percent higher when compared to the same month last year.

•                  Net earned premiums from the Insurance segment totaled $110 million, up 20 percent from April 2006.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

“Residential mortgage loan production for the month of April 2007 increased 11 percent as compared to April 2006,” said David Sambol, President and Chief Operating Officer.  “Refinance activity remains elevated, accounting for 61 percent of total monthly production activity, which compares to 54 percent one year ago.  Indicative of underwriting guideline tightening, nonprime production declined to 4 percent of monthly origination volume, compared to 9 percent in April of last year.  Reflecting a pick-up in mortgage activity, mortgage loan application volume and ending pipeline were up 20 percent and 8 percent, respectively, as compared to the year-ago period.

“Strong year-over-year improvement in all other business lines rounded out the month.  The loan servicing portfolio continued its uninterrupted climb, increasing by 18 percent; Banking Operations assets rose 9 percent; Capital Markets trading volume rose 10 percent; and Insurance net earned premiums increased by 20 percent.”

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade ratings that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; increases in the delinquency rates of borrowers; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)

(Dollars in Millions)

	Month Ended		Year-to-Date
	April 30	April 30	April 30	April 30
	2007	2006	2007	2006
LOAN PRODUCTION
Number of Working Days in the Period	20	20	82	82
Average Daily Mortgage Loan Applications	$3,084	$2,562	$3,013	$2,546
Mortgage Loan Pipeline (loans-in-process)	$68,747	$63,739
Commercial Real Estate Loan Pipeline (loans-in-process)	$2,845	$709

Loan Fundings(2):
Retail Lending	$13,578	$12,413	$52,589	$47,039
Wholesale Lending	7,963	8,419	30,151	32,068
Correspondent Lending	18,294	13,263	68,067	54,399
Capital Markets Purchases	192	1,943	2,021	5,950
Banking Operations Purchases(2)	453	307	2,616	2,421
Total Mortgage Loan Fundings	40,480	36,345	155,444	141,877
Commercial Real Estate Lending	930	252	2,941	1,218
Total Loan Fundings	$41,410	$36,597	$158,385	$143,095

Total Bank Mortgage Loan Fundings(3)	$16,048	$5,303	$59,770	$19,976

Loan Fundings in Units(2):
Retail Lending	78,759	81,216	296,894	312,184
Wholesale Lending	38,582	40,501	144,501	155,843
Correspondent Lending	90,113	65,684	336,112	269,189
Capital Markets Purchases	738	7,749	6,390	23,134
Banking Operations Purchases(2)	2,723	5,863	22,340	12,312
Total Mortgage Loan Fundings	210,915	201,013	806,237	772,662
Commercial Real Estate Lending	89	32	301	120
Total Loan Fundings	211,004	201,045	806,538	772,782

Total Bank Mortgage Loan Fundings(3)	94,593	43,776	352,252	149,562

Mortgage Loan Fundings(2)(4):
Purchase	$15,866	$16,629	$59,032	$63,639
Non-purchase	24,614	19,716	96,412	78,238
Total Mortgage Loan Fundings	$40,480	$36,345	$155,444	$141,877

Mortgage Loan Fundings by Product(2):
Government Fundings	$1,532	$1,045	$5,071	$3,923
ARM Fundings	$11,424	$17,344	$52,382	$71,066
Home Equity Fundings	$3,480	$4,192	$14,019	$15,255
Nonprime Fundings	$1,682	$3,292	$9,563	$12,497

MORTGAGE LOAN SERVICING(5)
Volume	$1,370,760	$1,164,010
Units	8,522,364	7,637,270
Subservicing Volume(6)	$16,338	$22,541
Subservicing Units	171,381	216,296
Prepayments in Full	$20,088	$16,540	$77,920	$63,543
Bulk Servicing Acquisitions	$2,962	$16	$15,399	$117
Servicing Portfolio Performance - CHL(7)
Delinquency as a percentage of:
unpaid principal balance	4.23%	3.56%
number of loans serviced	4.45%	4.06%
Foreclosures Pending as a percentage of:
unpaid principal balance	0.85%	0.43%
number of loans serviced	0.69%	0.46%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)

(Dollars in Millions)

	Month Ended		Year-to-Date
	April 30	April 30	April 30	April 30
	2007	2006	2007	2006
LOAN CLOSING SERVICES (units)
Credit Reports	982,765	820,238	3,813,833	3,383,123
Flood Determinations	274,407	276,384	1,137,258	1,130,712
Appraisals	116,062	99,621	452,234	379,194
Automated Property Valuation Services	634,281	1,048,619	3,005,461	3,104,163
Other	24,020	12,634	97,554	62,412
Total Units	2,031,535	2,257,496	8,506,340	8,059,604

CAPITAL MARKETS
Securities Trading Volume(8)	$308,694	$281,690	$1,306,636	$1,260,045

BANKING
Banking Operations Assets (in billions)	$86	$79

INSURANCE
Net Premiums Earned:
Carrier	$89.3	$73.1	$360.2	$301.1
Reinsurance	20.9	18.7	84.2	70.5
Total Net Premiums Earned	$110.2	$91.8	$444.4	$371.6

Period-end Rates
10-Year U.S. Treasury Yield	4.63%	5.07%
FNMA 30-Year Fixed Rate MBS Coupon	5.76%	6.10%

(1)             This data reflects current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company.  All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company.  Such financial statements are provided by the Company quarterly.  The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)             During December 2006, the Company began reporting Banking Operations purchases from third parties. Prior months have been restated to reflect these purchases.

(3)             These loans are either processed for Countrywide Bank by the Company’s Mortgage Banking production divisions or purchased from non-affiliates and are included in “Total Mortgage Loan Fundings” above.  The amounts include loans funded for both investment purposes and for sale.  The Company will report the amount of such loans subsequently sold on a quarterly basis.

(4)             Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(5)             Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(6)             Subservicing volume for non-Countrywide entities.

(7)             Excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(8)             Includes trades with Mortgage Banking Segment.

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